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                                                                    EXHIBIT 10.4

                                                           CONTRACT NO. IFN9301C
                                                                 AMENDMENT NO. 1

                                AMENDMENT NO. 1
                                      TO
                             THE SUPPLY AGREEMENT
                                      FOR
                            TRANSMISSION EQUIPMENT
                                    BETWEEN
                           INTERSTATE FIBERNET, INC.
                           AND NORTHERN TELECOM INC.

This Amendment No. 1 to the Supply Agreement for Transmission Equipment between Interstate Fibernet, Inc. and Northern Telecom Inc., Contract No. IFN9301C ("the Agreement") shall be effective on the date last signed.

All Capitalized terms which are defined in the Agreement shall have the same meaning in this Amendment No. 1 as in the Agreement.

WHEREAS, Buyer and Seller wish to outline the terms for Affiliate purchases of Equipment from Seller,

NOW Therefore, the Agreement is hereby modified as follows:

1.   Section 4, "Ordering," is hereby deleted in its entirety and replaced with
     Section 4 attached hereto;

2.   Section 8, "Payment," is hereby deleted in its entirety and replaced with
     Section 8 attached hereto;

All other terms and conditions shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year last written below.

INTERSTATE FIBERNET, INC.                     NORTHERN TELECOM INC.

By:/s/ Steven D. Moses                        By: /s/ B. Mallicote for G. Wingo
   -----------------------------                 -------------------------------
         (Signature)                                      (Signature)

Name:/s/ Steven D. Moses                      Name:/s/ BETSY MALLICOTE
     ---------------------------                   -----------------------------
            (Print)                                         (Print)

Title: General Manager                        Title: SR. MANAGER
      --------------------------                    ----------------------------

Date: Sept. 2, 1993                           Date: 9/9/93
     ---------------------------                   -----------------------------
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                                                           CONTRACT NO. IFN9301C
                                                                  AMENDMENT NO.1
                                                                     PAGE 2 OF 2


Amendment No. 1 to the Supply Agreement for Transmission Equipment between Interstate Fibernet, Inc. and Northern Telecom Inc., Contract No. IFN9301C is hereby approved by an authorized representative of Northern Telecom Inc.

NORTHERN TELECOM INC.


BY: /s/ Gary L. Wingo
   ------------------------------
            (Signature)

Name:     Gary L. Wingo
     ----------------------------
          (Print)

Title: VP Carrier Networks
      ---------------------------

Date:    9/13/93
     ----------------------------
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                                                        CONTRACT NO. IFN9301C
                                                                  PAGE 1 0F 3


4.   ORDERING

     4.1 During the Term of this Agreement and subject to the terms and conditions contained herein, Buyer commits to purchase and take delivery of Equipment having a minimum total price of Five Million Dollars ($5,000,000.00) ("Total Commitment"). Buyer shall issue a purchase order ("Purchase Order"), for the Equipment in accordance with the following:

          a) Upon signing this Agreement, Buyer shall issue a binding Purchase Order in a minimum amount equal to the Total Commitment.

          b) Buyer shall, from time to time, issue release orders ("Release Orders"), to Seller. Each Release Order shall state the required quantities and types of Equipment, any Services required and the requested dates of Equipment delivery and the commencement dates of any Services Seller is to perform.

          c) Affiliates may, from time to time, issue Release Orders to Seller. However, for a Release Order issued by an Affiliate to be considered a qualified purchase under the Supply Agreement, such Release Order must state that the transaction is covered by the terms and conditions of this Agreement. Affiliates' purchases of Equipment shall be applied towards Buyer's fulfillment of the Total Commitment.

     4.2 In order to permit Seller to meet delivery requirements, Buyer shall issue a non-binding forecast showing the specific types and quantities of Equipment to be released throughout the Term of this Agreement. Buyer shall update such forecast each six (6) months.

     4.3 The Purchase Order and all Release Orders issued by Buyer and its Affiliates hereunder and accepted in writing by Seller shall be deemed to incorporate and be governed solely by the terms and conditions set forth in this Agreement. Any printed terms and conditions contained on the front or back side of any Purchase Order, Release Order or Seller's acknowledgement shall be deemed deleted and of no force or effect. Any typed and/or written terms and conditions contained in the Purchase Order, Release Order or Seller's acknowledgment shall be for administrative or information purposes only i.e. to identify the scope
                                                      ----
          of the Purchase Order or Release Order, the types and

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                                                        CONTRACT NO. IFN9301C
                                                                  PAGE 2 0F 3

     quantities of Equipment, any Services to be supplied, any other equipment covered by the Purchase Order or Release Order, line item prices and total price, delivery and any other such information, all in accordance with the provisions of this Agreement.

4.4 All Release Orders shall specify whether Seller is to (a) furnish the Equipment without engineering or installation Services
     ("FO Orders"), (b) furnish the Equipment with engineering services only ("E&F Orders"), or (c) furnish the Equipment with engineering and installation Services ("EF&I Orders"). With respect to E&F
     Orders and EF&I Orders, the specific engineering and/or installation Services to be performed by Seller shall be as more fully described in the applicable Release Order.

4.5 All Release Orders issued hereunder by Buyer and its Affiliates are subject to written acceptance by Seller within fifteen (15) days from Seller's receipt of a Release Order. If a Release Order is not so accepted within such fifteen (15) day period, such Release Order shall be deemed to be not accepted and neither Buyer, its Affiliates or Seller shall have any further obligation with respect thereto except for Buyer's obligation to fulfill the requirements of the Total Commitment. If a Release Order is received from an Affiliate, the Release Order shall contain the Buyer's express written authorization.

4.6 Buyer absolutely, irrevocably and unconditionally guarantees the performance under any Release Order placed by any of its Affiliates and the contract created thereby and hereby accepts all such liability with respect to a breach of Affiliates' obligations under such Release Order.

4.7 Any requested change to a Release Order initiated by Buyer or its Affiliates, after Seller's acceptance of the Release Order, and any resulting adjustments to prices, schedule and/or other requirements of the Release Order shall be mutually agreed upon and subsequently detailed in a written change to the Release Order ("Change Order"), referencing the affected Release Order and executed by authorized representatives of Buyer and Seller. Any adjustment to the prices for Equipment and charges for any Services, as applicable, in a Change Order shall be based on those Equipment prices set forth in Exhibit A and Seller's then current charges for Services. In the event that the Change Order affects work already performed, the adjustment of the Release Order price shall include reasonable charges incurred by Seller related to such work. Seller shall at Buyer's or its

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                                                          CONTRACT NO. IFN9301C
                                                                  PAGE 3 OF 3

          Affiliates' request, substantiate such costs. No such changes shall be performed until a Change Order has been executed by Seller and Buyer or its Affiliates as described above.

8.   PAYMENT

     8.1 Seller shall invoice Buyer or its Affiliates upon shipment of the Equipment and Buyer or its Affiliates shall pay to Seller the price of each shipment of Equipment (including any freight and/or insurance prepaid by Seller) within thirty (30) days from the date of invoice. Charges for Services rendered hereunder shall be invoiced at the completion of such Services, and paid by Buyer within thirty (30) days from the date of Seller's invoice therefor. Buyer hereby expressly waives any other diligence, demand, protest or any notice of any kind whatsoever as well as any requirement that Seller exhaust any remedy or right against such Affiliate.

     8.2 Overdue payments may, at Seller's sole discretion, be subject to interest charges, calculated daily from the due date, at one and one half percent (1 1/2%) per month or such lesser rate as may be the maximum permissible rate under applicable law.